PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Year Ended
	November 3,	October 28,
	2013	2012
Cash flows from operating activities:
Net income	$19,576	$29,855
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	72,942	85,209
Consolidation, restructuring and related charges	-	262
Changes in assets and liabilities and other	6,883	17,223

Net cash provided by operating activities	99,401	132,549

Cash flows from investing activities:
Purchases of property, plant and equipment	(63,792)	(96,978)
Investment in joint venture	-	(13,397)
Other	(2,445)	(1,568)

Net cash used in investing activities	(66,237)	(111,943)

Cash flows from financing activities:
Proceeds from long-term borrowings	-	25,000
Repayments of long-term borrowings	(8,314)	(5,293)
Repurchase of common stock of subsidiary	(32,374)	(15,598)
Payments of deferred financing fees	(40)	(198)
Proceeds from exercise of share-based arrangements	884	653

Net cash (used in) provided by financing activities	(39,844)	4,564

Effect of exchange rate changes on cash	4,252	2,945

Net increase (decrease) in cash and cash equivalents	(2,428)	28,115
Cash and cash equivalents, beginning of year	218,043	189,928

Cash and cash equivalents, end of year	$215,615	$218,043